Exhibit 10.1
On March 13, 2014, the Compensation and Management Development Committee, with input from the independent directors and its independent compensation consultant, adopted a stock holding feature/retention ratio that requires Ms. McCoy to hold 75% of the net shares acquired upon the vesting of her equity awards until she has satisfied her stock ownership guidelines of 6 times base salary. This modifies the relevant portion of Ms. McCoy’s Letter Agreement, dated April 4, 2012 (Exhibit 10.1 to Avon’s Current Report on Form 8-K filed on April 10, 2012).